SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
May 22, 2008

FRANKLIN COVEY CO.

(Exact name of registrant as specified in its charter)

Commission File No. 1-11107

Utah	87-0401551
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

2200 West Parkway Boulevard
Salt Lake City, Utah  84119-2099
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:  (801) 817-1776

Former name or former address, if changed since last report: Not Applicable
______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[X]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 22, 2008, Franklin Covey Co. (the Company) announced that it will join with Peterson Partners V, L.P. to create a new limited liability company, Franklin Covey Products, LLC (Franklin Covey Products), to pursue the strategic objective of expanding the sales of Franklin Covey branded consumer products throughout the world.  In connection with the creation of Franklin Covey Products, on May 22, 2008 the Company entered into a definitive agreement to sell substantially all of the assets of its Consumer Solutions Business Unit (CSBU) to Franklin Covey Products (the Sale Agreement).  The sale price is $32.0 million in cash plus the amount, if any, by which the closing date net current assets exceeds a specified amount of current net assets or minus the amount, if any, by which the specified current net assets exceeds the actual current net assets at the closing date.

Pursuant to the terms of the Sale Agreement, the Company will contribute (i) approximately $1.7 million on the closing date of the sale as consideration for a 19.5 percent voting interest in Franklin Covey Products plus (ii) a $1.0 million interest-bearing preferred contribution that provides no additional ownership or voting rights.  The remaining interest in Franklin Covey Products will be primarily held by Peterson Partners V, L.P., an affiliate of Peterson Partners, Inc., a Salt Lake City, Utah based investment firm that specializes in small to mid-size companies.  Founded in 1995, Peterson Partners has a track record of successful investments including JetBlue, Making Memories, EnergySolutions, Winder Farms, MITY Enterpises, Inc. and Diamond Rental.  A founding general partner of Peterson Partners and a significant investor in Peterson Partners V, L.P. is Joel C. Peterson, a member of the Company’s Board of Directors.  Due to this relationship, Mr. Peterson recused himself from the negotiations and Board of Director discussions regarding the sale of CSBU.

The CSBU is primarily focused on sales of the Company’s products to individual customers and small business organizations and includes the operations of the Company’s domestic retail stores, consumer direct channels (primarily eCommerce and call center), wholesale operations, international product channels in certain countries, and other related distribution channels, including government product sales and domestic printing and publishing operations.  Some of the Company’s best-known consumer products include the FranklinCovey Planner™ as well as a variety of binders, totes, and other productivity and organizational tools and accessories.

The sale of CSBU assets is expected to be completed approximately 60 days from the signing of the Sale Agreement.  The closing of the transaction is subject to a number of customary conditions stated in the Sale Agreement, which also contains representations and warranties of both parties, indemnification agreements, and other customary covenants.

In addition to the Sale Agreement, the Company expects to complete a licensing agreement, shared services agreement, and lease agreements with Franklin Covey Products prior to the closing of the sale.  The management and operations of CSBU are expected to remain on the Company’s campus located in Salt Lake City, Utah for the foreseeable future.

The proposed sale of the CSBU has been approved by the Company’s Board of Directors and does not require shareholder approval.  The Company also obtained a fairness opinion from ThinkPanmure, LLC (San Francisco), which served as the Company’s financial advisor in connection with the transaction.

The Company anticipates using a portion of the proceeds from the sale of CSBU to acquire shares of its common stock through a Dutch auction tender offer, which is expected to begin shortly after the closing of the sale transaction.

The foregoing description of the Sale Agreement does not purport to be complete and is qualified in its entirety by reference to the Sale Agreement, which the Company expects to file as part of an amendment to this Form 8-K as soon as practicable.

CAUTIONARY STATEMENT

The Sale Agreement will be included to provide investors and shareholders with information regarding its terms and conditions.  Except for its status as a contractual document that establishes and governs the legal relations among the parties thereto with respect to the transaction described in this Form 8-K, the Sale Agreement is not intended to be a source of factual, business, or operational information about the parties.

Certain of the contractual representations or warranties made by the parties in the Sale Agreement are subject to a standard of materiality that may be different from what shareholders of the Company may view as material to their interests.  Representations and warranties may be used as a tool to allocate risks between the respective parties to the Sale Agreement, including where the parties do not have complete knowledge of all the facts.  Investors in the Company’s securities are not third-party beneficiaries under the Sale Agreement and should not rely on the representations, warranties, and covenants or any description thereof as characterizations of the actual state of facts or condition of the parties or any of their affiliates.

FORWARD LOOKING STATEMENTS

This current report and the exhibits furnished herewith contain forward-looking statements related to, among other things, the completion of the sale of CSBU, the tender offer, and the other transactions contemplated by the Sale Agreement.  These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Investors are cautioned that forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from those contemplated in the forward-looking statements.  Such risks and uncertainties include, but are not limited to, the ability of the parties to the Sale Agreement to satisfy the conditions to closing specified in the Sale Agreement, and other risks and uncertainties outlined in the Company’s documents filed with the SEC, including the Company’s most recent annual report on Form 10-K for the fiscal year ended August 31, 2007 as filed with the Securities and Exchange Commission.  All forward-looking statements and other information in this current report are based upon information available as of the date of this report.  Such information may change or become invalid after the date of this report, and, by making these forward-looking statements, the Company undertakes no obligation to update these statements after the date of this report, except as required by law.

TENDER OFFER STATEMENT

This communication is for informational purposes only and is not an offer to buy, or the solicitation of an offer to sell, any shares.  The full details of any tender offer, including complete instructions on how to tender shares, will be included in the offer to purchase, the letter of transmittal and related materials, which would be mailed to shareholders promptly following commencement of the offer.  Shareholders should read carefully the offer to purchase, the letter of transmittal and other related materials when they are available because they will contain important information.  Shareholders may obtain free copies, when available, of the offer to purchase and other related materials that will be filed by Franklin Covey Co. with the Securities and Exchange Commission at the Commission’s website at www.sec.gov.  When available, shareholders also may obtain a copy of these documents, free of charge, from the Company’s information agent to be appointed in connection with the offer.

Item 2.04     Triggering Events That Accelerate or Increase a Direct FinancialObligation or an Obligation under an Off-Balance Sheet Arrangement

The Sale Agreement described in Item 1.01 above creates an instance of non-compliance with certain covenants related to material changes and transfers of assets in the Company’s $25.0 million revolving line of credit agreements.  The Company has obtained the necessary consents from the lending institutions to waive these instances of non-compliance with the applicable loan covenants and thus prevent the acceleration of payments on amounts outstanding on the line of credit agreements.

Item 7.01     Regulation FD Disclosure

On May 22, 2008, the Company issued a press release announcing that it had entered into the Sale Agreement as described in Item 1.01 above.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The Company will hold an investor web cast on Friday, May 23, 2008 at 9:00 a.m. (Mountain Daylight Time) to discuss the Sale Agreement and other business matters.  Interested parties may participate in the web cast by calling (800) 435-1398, participant code: 38649130; or by logging on to http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=102601&eventID=1857100.

Item 9.01      Financial Statements and Exhibits

(d)	Exhibits:

99.1	Press release announcing the sale of Consumer Solutions Business Unit dated May 22, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN COVEY CO.

Date:	May 22, 2008	By:	/s/ Stephen D. Young
Stephen D. Young
Chief Financial Officer